PROMISSORY NOTE
PAYCHECK PROTECTION PROGRAM

SBA Loan #	3817078510
SBA Loan Name	Amergent Hospitality Group Inc
Date	02/25/2021
Loan Amount	$2,000,000.00
Interest Rate	1.00% per year
Borrower	Amergent Hospitality Group Inc
Lender	TowneBank

1. **PROMISE TO PAY**. In return for the Loan, Borrower promises to pay to the order of Lender the amount of Two Million and no/100 Dollars ($2,000,000.00)

, interest on the unpaid principal balance, and all other amounts required by this Note.

2. **DEFINITIONS**.

"Change of Ownership" means (1) at least 20% of the common stock, membership interests or other ownership interests of Borrower (including a publicly traded entity) is sold or otherwise transferred, whether in one or more transactions, including to an affiliate or an existing owner of the entity, (2) Borrower sells or otherwise transfers at least 50% of its assets (measured by fair market value), whether in one or more transactions, or (3) Borrower is merged with or into another entity.

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this Loan signed by Borrower.

"Loan Forgiveness Application" means SBA Form 3508, 3508EZ, or Lender equivalent applying for forgiveness of the Loan.

"Loan Forgiveness Application Submission Period" means the period of 10 months after the end of the Loan Forgiveness Covered Period.

"Loan Forgiveness Covered Period" means the period beginning on the date Lender disburses the Loan and ending on any date selected by Borrower that occurs during the period (1) beginning on the date that is 8 weeks after the date of disbursement and (2) ending on the date that is 24 weeks after the date of disbursement. Borrower will notify Lender in writing of the end date selected by Borrower for the Loan Forgiveness Covered Period immediately upon selection of such end date by Borrower.

"Payment Commencement Date" means the date established in Paragraph 3.B.1. or 2. below, as applicable, on which Borrower must commence monthly payments of principal and interest on the Loan.

"PPP Rules" means Sections 7(a)(36), 7(a)(37), and 7A of the Small Business Act, and any rules, regulations, procedural notices or standard operating procedures now or hereafter in effect with respect to the foregoing sections, each as amended and in effect from time to time.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3. **PAYMENT TERMS**. Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

A. Interest Rate. The interest rate on the Loan is 1.00% per year. Interest will begin accruing on the Date of this Note. Interest on the Loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest

shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Upon default, including failure to pay upon final maturity, the interest rate on this Loan will be increased by 3.00 percentage points. However, in no event will the interest rate exceed the maximum rate limitations under applicable law.

B. Payment Dates and Maturity.

1. If Borrower submits its Loan Forgiveness Application to Lender within the Loan Forgiveness Application Submission Period, then payments of principal and interest on the Loan will not commence before the date on which SBA remits the loan forgiveness amount on the Loan to Lender or notifies Lender that no forgiveness is allowed. Lender will notify Borrower of remittance by SBA of the loan forgiveness amount (or notify Borrower that SBA determined that no loan forgiveness is allowed) and the date Borrower's first payment is due, and Borrower will commence payments of principal and interest on such Payment Commencement Date. The payment due dates will be the same day of each successive month to and including the Maturity Date (as defined below) as the loan disbursement date referenced in the table above. Interest continues to accrue during the deferment period.
2. If Borrower does not submit its Loan Forgiveness Application to Lender within the Loan Forgiveness Application Submission Period, then Borrower will commence making payments of principal and interest on the Loan on the first payment due date after the expiration of the Loan Forgiveness Application Submission Period. The payment due dates will be the same day of each successive month to and including the Maturity Date as the loan disbursement date referenced in the table above.
3. If a payment is 7 days or more late, Borrower will pay a late charge in the amount of 5% of the delinquent payment (for North Carolina borrowers, a late charge of 4% will be due if a payment is 15 days or more late).
4. This Note will mature on the fifth anniversary of the date of the Note (the "Maturity Date"). Any outstanding principal balance and any accrued but unpaid interest, late charges or other sums due on the Loan will be payable in full on the Maturity Date.

C. Payment Amount. The monthly payments of principal and interest will be in the amount sufficient to fully amortize the Loan over the remaining term of the Loan beginning on the Payment Commencement Date and ending on the Maturity Date. Lender will make a good faith adjustment to the monthly payment due on the Loan if any portion of the Loan is forgiven by the SBA. If requested by Lender, Borrower agrees to execute a modification agreement when the Payment Commencement Date occurs which will stipulate the number and amount of Borrower's monthly principal and interest payments.

D. Application of Payments. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; and then to any unpaid late charges, applicable fees and other charges.

E. Loan Forgiveness. Pursuant to the terms of the PPP Rules, all or a portion of the Loan may be forgiven. The actual amount of loan forgiveness will depend, in part, on the total amount of Loan proceeds used by Borrower during the Loan Forgiveness Covered Period to pay the following (all as defined, detailed and regulated in the PPP Rules): (1) payroll costs; (2) costs related to the continuation of group health care, life, disability, vision, or dental benefits during periods of paid sick, medical, or family leave, and group health care, life, disability, vision, or dental insurance premiums; (3) interest on mortgage obligations incurred before February 15, 2020 (but not mortgage prepayments or principal payments); (4) rent payments on leases dated before February 15, 2020; (5) utility payments for service that began before February 15, 2020; (6) interest payments on any other debt obligations that were incurred before February 15, 2020; (7) refinancing an SBA Economic Injury Disaster Loan made between January 31, 2020 and April 3, 2020; (8) covered operations expenditures; (9) covered property damage costs; (10) covered supplier costs; and (11) covered worker

protection expenditures, provided, however, not more than forty percent (40%) of the loan forgiveness amount may be attributable to non-payroll costs. In the event Borrower fails to satisfy the loan forgiveness requirements of the PPP Rules and some or all of the Loan is not forgiven, the unforgiven portion of the Loan is an obligation of Borrower that must be paid back to Lender with interest at the rates and times as provided for in this Note. Borrower will cooperate in good faith with Lender and the SBA in seeking such forgiveness and comply with any requirements instituted by Lender and SBA with respect to seeking forgiveness. In no way should this be construed as a promise by Lender that any portion of the Loan will be forgiven. Any amounts not forgiven by the SBA will continue to be the responsibility of the Borrower.

F. Loan Prepayment. Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note at any time without penalty. Borrower may prepay 20% or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20% and the Loan has been sold on the secondary market, Borrower must: (1) give Lender written notice; (2) pay all accrued interest; and (3) if the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under item (2) of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

G. Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

H. Collateral. This Loan is unsecured.

4. DEFAULT. Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
E. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;
F. Fails to pay any taxes when due;
G. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H. Has a receiver or liquidator appointed for any part of their business or property;
I. Makes an assignment for the benefit of creditors;
J. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;
K. Causes or allows a Change of Ownership or otherwise changes ownership or business structure without Lender's prior written consent; or
L. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT. Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;
B. Collect all amounts owing from any Borrower; or
C. File suit and obtain judgment.

6. LENDER'S GENERAL POWERS. Without notice and without Borrower's consent, Lender may:

A. Incur expenses to collect amounts due under this Note, and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

B. Release anyone obligated to pay this Note;

C. Take any action necessary to collect amounts owing on this Note; and

D. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender to the extent permitted by applicable law, to charge or setoff all sums owing on the Loan against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph

7. WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. CHANGES TO BENEFICIAL OWNERSHIP. In addition to any other provisions of the Loan Documents relating to beneficial ownership, the Borrower will promptly notify Lender in writing at Lender's address, P. O. Box 2818 Norfolk, VA 23501 (or such other addresses as Lender may designate from time to time) prior to any: (1) change in the Borrower's business name; (2) change in the Borrower's assumed business names(s); (3) change in the management or in the manager(s) of the Borrower; (4) change in the authorized signer(s) on behalf of the Borrower; (5) change in the Borrower's ownership or control interest; (6) change in the Borrower's principal office address; (7) change in the Borrower's state of organization; (8) conversion of the Borrower's entity type to a new or different type of business entity; or (9) change in any other aspect of the Borrower that directly or indirectly relates to any agreements between the Borrower and Lender. No change in the Borrower's name or state of organization will take effect until after Lender has received notice. Compliance by Borrower with the notice requirement of this Section will not excuse any default such Change of Ownership causes under Section 4.K above because Borrower fails to obtain the prior written consent of Lender or the SBA, as appropriate, prior to the Change of Ownership.

9. SUCCESSORS AND ASSIGNS. Under this Note, Borrower includes any successor(s) to Borrower, and Lender includes Lender's successors and assigns.

10. GENERAL PROVISIONS.

A. All individuals and entities signing this Note are jointly and severally liable.

B. Borrower waives all suretyship defenses.

C. Borrower must sign all documents necessary at any time to comply with the Loan Documents.

D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F. If any part of this Note is unenforceable, all other parts remain in effect.

G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee.

H. Except as otherwise set forth in this Note, this Note shall be governed by and construed in accordance with the laws of the State in which the Loan was applied for and originated.

I. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

J. Delivery of a signature page to, or an executed counterpart of, this document by facsimile, email transmission of a scanned image or other electronic means, shall be effective as delivery of an originally executed counterpart.

11. SBA PAYCHECK PROTECTION PROGRAM CERTIFICATIONS. Borrower hereby certifies to Lender as follows:

A. Borrower is an "eligible recipient" or "eligible entity" (as defined in the PPP Rules). Obtaining the Loan and the execution, delivery and performance by Borrower of this Note and the other Loan Documents to which it is a party do not violate the PPP Rules.

B. All of Borrower's representations, warranties and certifications made in the application for the Loan are true and correct as of the date hereof with the same force and effect as if all representations and warranties were fully set forth herein.

C. All data and documentation, including without limitation documentation verifying the number of full-time equivalent employees on Borrower's payroll and the dollar amounts of Borrower's payroll costs, Borrower's mortgage or rent payments (as applicable), Borrower's utility costs, covered operations expenditures, covered property damage costs, covered supplier costs, covered worker protection expenditures and any other eligible expenditures that have been delivered to Lender in respect of Borrower: (1) were true, complete and correct in all material respects when delivered, and remain true and correct in all material respects as of the date hereof, (2) accurately represent the employment data or other charges and costs contained therein as of the date of such reports, and (3) have been prepared in accordance with the PPP Rules. Borrower hereby indemnifies Lender and agrees to defend and hold harmless Lender from and against any and all loss, claims, liabilities, demands, fines, penalties, costs and attorneys' fees arising out of, resulting from or due to: (1) the inaccuracy of any of the data and documentation submitted to Lender in connection with the Loan, or (2) any misrepresentation contained in any of the Documents.

D. Borrower agrees not to cause or allow a Change of Ownership without the prior written consent of Lender and, if required by the PPP Rules, the SBA.

E. Borrower acknowledges that Lender is entitled to rely on and does rely on the certifications and documentation provided by Borrower in connection with the Loan. Lender shall have no liability to Borrower if the information, documentation, eligibility, calculations of Borrower's eligible loan amount or calculations of Borrower's eligibility for loan forgiveness is later determined to be inaccurate or otherwise ineligible under the PPP Rules. Borrower has not relied on Lender for the determination of eligibility for the Loan, the calculation of Borrower's eligible loan amount, or Borrower's eligibility or amount of loan forgiveness.

12. BORROWER'S NAME(S) AND SIGNATURE(S). By signing below, each individual or entity becomes obligated under this Note as Borrower.

/s/ Steven Hoelscher

Signature of Authorized Representative of Applicant
Printed Name: Stephen Hoelscher
Title: Authorized Representative
Date: 02/25/2021